GRUBB & ELLIS.
Healthcare REIT II

First Quarter 2011 Investor Update



First Quarter 2011 Accomplishments

- Expanded our portfolio by more than 19 percent, to a total value of approximately $231 million, based on purchase price, which is primarily responsible for the exceptional quarter-over-quarter growth of the metrics detailed below.
- Distributions paid to our investors totaled approximately $2.6 million, which is equal to an annualized rate of 6.5 percent.
- Modified funds from operations, or MFFO, as defined by the Investment Program Association, or IPA, totaled $2.4 million, 33 percent more than the $1.8 million recorded in the fourth quarter of 2010. Quarter-over-quarter growth of MFFO is primarily due to acquisition of additional properties.
- Funds from operations, or FFO, equaled $1.3 million, an exponential improvement in excess of 450 percent over the $236,000 recorded in the fourth quarter of 2010. Quarter-over-quarter growth of funds from operations is primarily due to acquisition of additional properties.
- The company reduced its net loss to $885,000, a significant improvement over the $1.6 million loss recorded in the fourth quarter of 2010. A net loss is typical during the acquisition/portfolio development phase of a non-traded REIT, as significant costs are associated with the acquisition of real property.

Distributions Paid by Quarter*



$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
Q2 2010
Q3 2010
Q4 2010
Q1 2011

MFFO by Quarter*



$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
Q2 2010
Q3 2010
Q4 2010
Q1 2011

Letter from the Chairman:

Grubb & Ellis Healthcare REIT II continued to perform strongly during the first quarter of the year, following an exceptional 2010 when we began property acquisitions and established a pattern for robust quarterly growth.

Our focus has always been to establish and manage the best non-traded REIT in the industry that provides a responsible and sustainable investor distribution and that delivers superior long-term financial performance. As our results demonstrate, we believe Grubb & Ellis Healthcare REIT II is meeting these goals and is well-positioned to sustain its impressive growth.

We have adopted principles and practices that institutionalize our focus through implementation of a plan dedicated to our stockholders. Examples of the actions Grubb & Ellis Healthcare REIT II has taken include:

Financial Performance[1]
We have designed an acquisition strategy and constructed a portfolio intended to sustain distributions, preserve capital and deliver enhanced returns at liquidity.

Transparency[2]
We implemented additional reporting in order to significantly enhance operational and financial transparency, including quarterly supplemental operating and financial data and comprehensive earnings press releases in conjunction with the filing of our quarterly and annual reports. Additionally, we immediately adopted the IPA's standard for calculating MFFO which is a non-GAAP performance measure broadly used in the non-traded REIT industry.

Aligned Interests[3]
The most personal action to me, and the one I am most proud of, is the execution of irrevocable executive stock purchase plans by myself and our president and COO, Danny Prosky. Under the terms of the plans, I have agreed to invest 100 percent of all after-tax cash compensation I receive as an executive of Grubb & Ellis Company, the REIT's sponsor, directly into common stock shares of Grubb & Ellis Healthcare REIT II; Danny is investing 50 percent of his after-tax compensation.

The adoption of this investment plan is consistent with our commitment to investors, which includes aligning the interests of the REIT's sponsor and the REIT's management with those of REIT stockholders; we are devoted to delivering exceptional financial performance, providing industry-leading transparency and ensuring that the interests of our investors guide our every action.



Until next quarter,

Jeff Hanson
Chairman and Chief Executive Officer
Grubb & Ellis Healthcare REIT II

Footnotes: See footnotes on last page of update.

***See financial reconciliation tables on last page of update for more information regarding MFFO, FFO and distributions paid.**

Portfolio At-A-Glance
As of 3/31/2011

Portfolio Summary

Purchase Price:	$230,815,000
Buildings:	30
Total Square Feet:	995,000
Percentage Leased:	97.4%
Weighted Average Remaining Lease Term:	10 Years
Leverage Ratio:	24.7%
Acquisition Capitalization Rate: (weighted average for portfolio)	8.83%

Portfolio Asset Mix*


Medical Office Buildings 46.4%
Skilled Nursing Facilities 25.1%
Hospitals 28.5%

Regional Concentration*


West 21.3%
East 24.4%
South 29.6%
Midwest 24.7%

Aquisition Summary

Total Acquisitions:	16
Total Off-Market Transactions:	8

Building Acquisitions by Quarter and in aggregate:


30
20
10
9
6
19
10
25
6
30
5
Q2 2010
Q3 2010
Q4 2010
Q1 2011

* Based on Purchase Price

Property Map



Property List

Property	Property Type	Acquisition Date
Loma Linda Pediatric Specialty Hospital	Skilled Nursing Facility	March 2011
St. Anthony North Medical Office Building	Medical Office	March 2011
Columbia Long-Term Acute Care Hospital	Hospital	January 2011
Ennis Medical Office Building	Medical Office	December 2010
Lawton Medical Office Building Portfolio	Medical Office	December 2010
Surgical Hospital of Humble	Hospital	December 2010
Sylva Medical Office Building	Medical Office	November 2010
Athens Long-Term Acute Care Hospital	Hospital	October 2010
Virginia Skilled Nursing Facility Portfolio	Skilled Nursing Facility	September 2010
Brian Center of Fincastle, Fincastle, VA; Brian Center of Low Moor, Low Moor, VA; Bland Nursing & Rehabilitation Center, Bastian, VA; Laurels of Charlottesville, Charlottesville, VA; Laurels of Willow Creek, Midlothian, VA; Maple Grove Healthcare, Lebanon, VA; Springs Nursing Facil		
Joplin Long-Term Acute Care Hospital	Hospital	August 2010
Cape Girardeau Long-Term Acute Care Hospital	Hospital	August 2010
Pocatello East Medical Office Building	Medical Office	July 2010
Livingston Medical Arts Pavilion	Medical Office	June 2010
St. Vincent Medical Office Building	Medical Office	June 2010
Muskogee Long-Term Acute Care Hospital	Hospital	May 2010
Highlands Ranch Medical Pavilion	Medical Office	April 2010
Parkway Medical Center	Medical Office	April 2010
Center for Neurosurgery and Spine	Medical Office	March 2010
Lacombe Medical Office Building	Medical Office	March 2010


Legend
Hospitals
Medical Office Buildings
Skilled Nursing Facilities

City, State	SQ Ft	Leased %	Acquisition Cap Rate	Purchase Price
Loma Linda, CA	34,000	100%	10.00%	$13,000,000
Westminster, CO	60,000	89%	7.82%	$11,950,000
Columbia, MO	31,000	100%	8.85%	$12,423,000
Ennis, TX	30,000	95%	8.17%	$7,100,000
Lawton, OK	62,000	100%	8.14%	$11,550,000
Humble, TX	30,000	100%	9.27%	$13,100,000
Sylva, NC	45,000	100%	8.21%	$11,400,000
Athens, GA	31,000	100%	8.85%	$12,264,000
Multiple Locations, VA	232,000	100%	9.66%	$45,000,000
y, Hot Springs, VA				
Joplin, MO	26,000	100%	8.85%	$8,951,000
Cape Girardeau, MO	27,000	100%	8.85%	$8,057,000
Pocatello, ID	76,000	100%	8.39%	$15,800,000
Livingston, TX	29,000	100%	8.44%	$6,350,000
Cleveland, OH	51,000	94%	8.60%	$10,100,000
Muskokee, OK	37,000	100%	9.06%	$11,000,000
Highlands Ranch, CO	37,000	100%	8.49%	$8,400,000
Beachwood, OH	88,000	84%	8.13%	$10,900,000
Sartell, MN	33,000	100%	8.54%	$6,500,000
Lacombe, LA	34,000	100%	8.48%	$6,970,000

First Quarter Acquisitions

Hospitals



Columbia Long-Term Acute Care Hospital
Columbia, MO
ACQUIRED JANUARY 2011
PURCHASE PRICE $12,423,000
GROSS LEASABLE AREA 31,000
PERCENT LEASED 100%
CAPITALIZATION RATE 8.85%

Medical Office Buildings



St. Anthony North Medical Office Building
Westminster, CO
ACQUIRED MARCH 2011
PURCHASE PRICE $11,950,000
GROSS LEASABLE AREA 60,000
PERCENT LEASED 89%
CAPITALIZATION RATE 7.82%

Skilled Nursing Facilities



Loma Linda Pediatric Specialty Hospital
Loma Linda, CA
ACQUIRED MARCH 2011
PURCHASE PRICE $13,000,000
GROSS LEASABLE AREA 34,000
PERCENT LEASED 100%
CAPITALIZATION RATE 10.00%

"We believe each of the properties acquired in the first quarter of 2011 enjoy limited competition, have strong relationships with major healthcare systems and provide stable long-term income that is immediately accretive and supportive of our investor distributions."

Danny Prosky
President, Chief Operating Officer and Director
Grubb & Ellis Healthcare REIT II



First Quarter 2011
Investor Update

Grubb & Ellis Healthcare REIT II

Executive management is devoted to delivering exceptional financial performance, providing enhanced transparency and ensuring that the interests of our stockholders guide our every action:

- Acquisition strategy designed to sustain distribution model and facilitate a timely, competitive valuation at exit[1]
- Immediate adoption of the Investment Program Association's (IPA) standard for calculating modified funds from operations (MFFO), which is a non-GAAP measure broadly used in the non-traded REIT industry[2]
- Supplemental reporting to enhance operational and financial transparency to stockholders[2]
- Execution of executive stock purchase plan wherein Chief Executive Officer Jeff Hanson invests 100 percent of after-tax cash compensation and President & Chief Operating Officer Danny Prosky invests 50 percent of after-tax cash compensation from the sponsor into the common stock shares of the REIT[3]
- Eliminated internalization fees to the sponsor[4]

Distributions Paid

Q2 2010	Q3 2010	Q4 2010	Q1 2011
$743,000	$1,259,000	$1,834,000	$2,588,000

MFFO Reconciliation

	Q2 2010	Q3 2010	Q4 2010	Q1 2011
Net loss	$(2,059,000)	$(2,890,000)	$(1,621,000)	$(885,000)
Add:				
Depreciation and amortization — consolidated properties	$536,000	$1,117,000	$1,879,000	$2,202,000
Less:				
Net income attributable to noncontrolling interests	—	$(1,000)	—	—
Depreciation and amortization related to noncontrolling interests	—	$(2,000)	$(2,000)	$(2,000)
FFO	$(1,523,000)	$(1,776,000)	$256,000	$1,315,000
Add:				
Acquisition related expenses	$1,695,000	$2,847,000	$1,920,000	$1,548,000
Amortization of above and below market leases	$21,000	$28,000	$30,000	$45,000
Loss (gain) in fair value of derivative financial instrument	$123,000	$74,000	$(53,000)	$(74,000)
Loss on extinguishment of debt	—	—	—	$42,000
Deferred rent receivables related to noncontrolling interests	—	—	$1,000	$3,000
Less:				
Deferred rent receivables	$(73,000)	$(157,000)	$(353,000)	$(453,000)
MFFO	$243,000	$1,016,000	$1,801,000	$2,426,000
Weighted average common shares outstanding — basic and diluted	5,558,762	8,745,215	12,761,174	18,144,606
Net loss per common share — basic and diluted	$(0.37)	$(0.34)	$(0.13)	$(0.05)
FFO per common share — basic and diluted	$(0.27)	$(0.20)	$0.02	$0.07
MFFO per common share — basic and diluted	$0.04	$0.12	$0.14	$0.13

GRUBB & ELLIS.
Healthcare REIT II

Mixed Sources
FSC

877.888.7348 www.gbe-reits.com/healthcare2

Footnotes

1. Investors should not rely on the past performance of Grubb & Ellis Healthcare REIT II, Inc. to predict its future results. The current distribution rate is not guaranteed and is subject to change. The company has and may continue to pay distributions from the net proceeds of our offering, from borrowings in anticipation of future cash flows or from other sources such as Grubb & Ellis Company, the company's sponsor. Any such distributions may reduce the amount of capital the company ultimately invests in assets and negatively impact amount of income available for future distributions. Please see Footnote 2 below for the IPA's definition of MFFO and for a discussion of management's use of MFFO to evaluate the company's sustainable performance and distribution model. The company is not obligated, through its charter or otherwise, to effectuate a liquidity event, and it may not effect a liquidity event within its targeted time frame of five years after the completion of the company's offering stage, or at all. If the company does not affect a liquidity event, its stockholders may have to hold their investment in shares of the company's common stock for an indefinite period of time. In addition, the company can provide no assurance that its portfolio is designed to deliver maximum valuation upon exit, if such exit occurs.

2. The company can provide no assurance that its implementation of its reporting practices, such as supplemental disclosure materials, quarterly earnings releases and adoption of the IPA's definition of modified funds from operations will provide for increased transparency and prove to be beneficial to the company's stockholders. MFFO is a non-GAAP (GAAP: Accounting principles generally accepted in the United States of America) measure that the company defines consistent with the Investment Program Association's (IPA) Guideline 2010-01, issued in November 2010. The company uses MFFO because the company believes that MFFO is an appropriate supplemental measure to reflect the operating performance of a REIT. MFFO is a metric used by the company's management to evaluate sustainable performance and distribution policy. The Practice Guideline defines MFFO as FFO further adjusted for the following items included in the determination of GAAP net income: acquisition fees and expenses; amounts relating to deferred rent receivables and amortization of above and below market leases and liabilities; accretion of discounts and amortization of premiums on debt investments; nonrecurring impairments of real estate-related investments; mark-to-market adjustments included in net income; nonrecurring gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The company's MFFO calculation complies with the IPA's Practice Guideline described above. In calculating MFFO, we exclude acquisition related expenses, amortization of above and below market leases, fair value adjustments of derivative financial instruments, deferred rent receivables, loss on extinguishment of debt and the adjustments of such items related to non-controlling interests. MFFO should not be construed as a historic performance measure because MFFO excludes acquisition expenses which are an important component in an analysis of historical performance and MFFO is not equivalent to the company's net income or loss under GAAP. The other adjustments included in the IPA's Practice Guideline are not applicable to the company for the year ended December 31, 2010 and quarter ended March 31, 2011.

The table on the left is a reconciliation of net loss, which is the most directly comparable GAAP financial measure, to FFO and MFFO. Grubb & Ellis Healthcare REIT II believes that FFO and MFFO are more representative of the operating performance of its real estate portfolio. As such, the company believes FFO and MFFO, in addition to net income (loss) and cash flows from operating activities, as defined by GAAP, are meaningful supplemental performance measures and are useful in understanding how the company's management evaluates sustainable performance and distribution policy. However, FFO and MFFO are not necessarily indicative of cash flows available to fund cash needs, including the company's ability to make distributions to its stockholders, and should not be considered as an alternative to net income or loss as an indication of the performance of Grubb & Ellis Healthcare REIT II and should not be construed as a historic performance measure.

Presentation of this information is intended to assist in comparing the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and MFFO the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs, including the company's ability to make distributions to its stockholders, and should not be considered as an alternative to net income (loss) as an indication of the company's performance, as an indication of its liquidity, or indicative of funds available to fund its cash needs including its ability to make distributions to its stockholders. FFO and MFFO should be reviewed in conjunction with other measurements as an indication of our performance.

3. The company can provide no assurance that the executive stock purchase plans entered into by both its chief executive officer and chairman of the board of directors, Jeffrey T. Hanson, and its president and chief operating officer, Danny Prosky, will create an increased alignment of interests between the company's executive officers and our stockholders, and whether such alignment of interests will be beneficial to our stockholders.

4. While the company has eliminated the internalization fee associated with the internalization of management functions, it can provide no assurance that the elimination of such fee provides a purer alignment of interests between the company sponsor and its stockholders and will prove to be more beneficial to its stockholders.